U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CORPHOUSING GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-3334945
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2125 Biscayne Blvd Suite 253 Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-262114

Securities to be registered pursuant to Section 12(g) of the Act:
None.
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Common Stock of CorpHousing Group Inc. (the “Company”). For a description of the Common Stock, reference is made to the information under the heading “Description of Capital Stock” in the prospectus included in the Company’s registration statement on Form S-1 (Registration No. 333-262114), initially filed with the Securities and Exchange Commission (the “Commission”) on January 12, 2022, as amended from time to time. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is or are subsequently filed are hereby incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Capital Market and the shares registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CORPHOUSING GROUP INC.

Date: August 9, 2022	By:	/s/ Brian Ferdinand
Brian Ferdinand
Chairman and Chief Executive Officer

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